EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports EPS of $0.29 for the Third Quarter of 2015

GREENSBORO, N.C., Oct. 29, 2015 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (NASDAQ:CLBH) today reported third quarter 2015 results with highlights as follows:

Third Quarter 2015 Financial Highlights

  Net income of $1,436,000 in the third quarter of 2015 increased 41.9% from $1,012,000 in the third quarter of 2014. Net income for the nine months ended September 30, 2015 and September 30, 2014 was $4,731,000 and $2,027,000, respectively, an increase of 133.4% in the 2015 period.
  Net income available to common shareholders increased 88.0% to $1,436,000 in the third quarter of 2015 from $764,000 in the third quarter of 2014. Net income available to common shareholders increased 227.4% to $4,390,000 in the nine months ended September 30, 2015 from $1,341,000 in the nine months ended September 30, 2014. Series A preferred stock of $11.0 million was retired in May of 2015 which eliminated scheduled preferred stock dividends of approximately $248,000 in the third quarter of 2015.
  Diluted net income per common share was $0.29 in the third quarter of 2015 compared to $0.22 in the third quarter of 2014.
  The number of common stock shares outstanding increased to 4,992,380 at September 30, 2015 from 3,434,680 at December 31, 2014, primarily due to convertible preferred stock issued on March 31, 2015 which was converted into 1,550,000 shares of common stock on May 22, 2015.
  Average non-interest bearing demand deposits increased 23.7% in the third quarter of 2015 from the third quarter of 2014.
  Non-performing assets were $14.0 million, or 2.04% of assets, at September 30, 2015 compared to $15.9 million, or 2.40% of assets, at September 30, 2014.
  The Mortgage Division realized net income of $563,000 in the third quarter of 2015 compared to a loss of $160,000 in the third quarter of 2014.

Robert T. Braswell, President and CEO, commented, "I am pleased to report that our diluted earnings per share was $1.32 over the last four quarters and increased 31.8% to $0.29 in the third quarter of 2015 from the third quarter of 2014 . Mortgage banking has also experienced a turnaround in 2015 as our mortgage division recorded higher net income due to increased originations."

"Our outstanding loans held for investment and non-interest bearing demand deposits grew during the third quarter. The growth of over 23.7% in our average non-interest bearing demand accounts in the past year validates that our emphasis on exceptional customer service has enhanced our relationships with customers," said Braswell.

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, three in Greensboro, one in Asheboro, one in High Point, one in Burlington, and two in Winston-Salem. Our Greensboro Friendly Center branch closed on July 31, 2015 due to an expiring lease in late 2015. Our second full-service office in Winston-Salem, opened in August of 2015. Residential mortgage loan production offices are located in Burlington, Chapel Hill, Pinehurst, and Sanford in addition to a wholesale residential mortgage operation in Greensboro. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets

	September 30,	December 31,
	2015	2014
	(unaudited)
	(in thousands, except share data)
Assets
Cash and due from banks	$ 6,763	$ 7,942
Interest-bearing deposits with banks	47,197	38,232
Bank term deposits	14,106	14,106
Securities available-for-sale, at fair value	49,598	51,200
Securities held-to-maturity (fair values of $15,133 in 2015 and $15,945 in 2014)	14,718	15,644
Loans held for sale	50,762	39,780
Loans	465,889	472,189
Less allowance for loan losses	(7,567)	(6,520)
Net loans	458,322	465,669
Premises and equipment, net	19,135	18,311
Other real estate owned	5,073	5,610
Bank-owned life insurance	11,751	11,483
Other assets	11,549	11,286
Total assets	$ 688,974	$ 679,263

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 121,058	$ 106,163
NOW, money market and savings	341,461	344,919
Time	133,970	143,816
Total deposits	596,489	594,898

Advances from the Federal Home Loan Bank	2,707	2,785
Securities sold under agreements to repurchase	48	176
Subordinated debentures	19,610	19,610
Other liabilities and accrued expenses	10,022	9,139
Total liabilities	628,876	626,608

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares; Series A shares issued and outstanding 0 in 2015 and 10,994 in 2014	--	10,994
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 4,992,380 in 2015 and 3,434,680 in 2014	4,992	3,435
Additional paid-in capital	28,936	16,339
Retained earnings	25,138	20,748
Stock in directors' rabbi trust	(1,743)	(1,465)
Directors' deferred fees obligation	1,743	1,465
Accumulated other comprehensive income	1,032	1,139
Total stockholders' equity	60,098	52,655
Total liabilities and stockholders' equity	$ 688,974	$ 679,263

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)
	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
	(in thousands, except per share data)
Interest income
Loans	$ 6,062	$ 6,139	$ 18,079	$ 17,751
Investment securities, taxable	322	385	985	1,216
Investment securities, non taxable	116	131	363	409
Interest from deposits in banks	57	41	183	150
Total interest income	6,557	6,696	19,610	19,526

Interest expense
NOW, money market, savings	237	240	713	716
Time deposits	277	396	876	1,221
Other borrowed funds	154	168	457	496
Total interest expense	668	804	2,046	2,433

Net interest income	5,889	5,892	17,564	17,093
Provision for loan losses	450	270	1,285	1,386
Net interest income after provision for loan losses	5,439	5,622	16,279	15,707
Non-interest income
Service charges	304	320	919	940
Mortgage banking income	3,220	2,114	9,848	5,401
Gain on sale of investment securities available-for-sale	--	113	27	256
Other	117	55	258	95
Total non-interest income	3,641	2,602	11,052	6,692

Non-interest expense
Salaries and benefits	4,533	4,522	13,433	12,373
Occupancy and equipment	783	767	2,318	2,321
Foreclosed property expense	67	11	91	174
Professional fees	474	403	1,377	1,407
Outside data processing	270	274	809	800
FDIC insurance	132	132	393	399
Advertising and promotion	225	222	578	716
Stationery, printing and supplies	149	148	447	426
Other	382	350	1,212	1,260
Total non-interest expense	7,015	6,829	20,658	19,876

Income before income taxes	2,065	1,395	6,673	2,523
Income tax expense	629	383	1,942	496
Net income	1,436	1,012	4,731	2,027
Dividends on preferred stock	--	248	341	686
Net income available to common stockholders	$ 1,436	$ 764	$ 4,390	$ 1,341
Net income per common share
Basic	$ 0.29	$ 0.22	$ 1.05	$ 0.39
Diluted	$ 0.29	$ 0.22	$ 0.98	$ 0.39

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Third Quarter 2015
(unaudited)
	Quarterly					Years Ended
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
($ in thousands except for share data)	2015	2015	2015	2014	2014	2014	2013

EARNINGS
Net interest income	$ 5,889	5,865	5,810	6,164	5,892	23,257	22,315
Provision for loan losses	$ 450	535	300	50	270	1,436	3,450
NonInterest income	$ 3,641	4,128	3,283	2,721	2,602	9,413	14,334
NonInterest expense	$ 7,015	7,101	6,542	7,128	6,829	27,004	27,620
Net income	$ 1,436	1,666	1,629	1,319	1,012	3,346	4,010
Net income available to common stockholders	$ 1,436	1,572	1,382	1,072	764	2,413	2,928
Basic earnings per common share	$ 0.29	0.38	0.40	0.31	0.22	0.70	0.86
Diluted earnings per common share	$ 0.29	0.32	0.40	0.31	0.22	0.70	0.85
Average common shares outstanding	4,990,163	4,099,303	3,434,680	3,434,680	3,431,933	3,431,385	3,410,974
Average diluted common shares outstanding	5,000,352	4,988,938	3,451,902	3,434,680	3,432,130	3,433,603	3,426,764

PERFORMANCE RATIOS
Return on average assets *	0.83%	0.96%	0.97%	0.78%	0.60%	0.50%	0.60%
Return on average common equity **	9.59%	11.38%	13.24%	10.36%	7.56%	6.05%	7.52%
Net interest margin (fully-tax equivalent) *	3.74%	3.65%	3.75%	3.95%	3.81%	3.80%	3.59%
Efficiency ratio	72.94%	70.38%	71.21%	79.39%	79.48%	81.78%	74.88%
Efficiency ratio (excluding mortgage division)	73.29%	69.79%	68.63%	73.94%	68.81%	71.73%	69.63%
# full-time equivalent employees - period end	190	192	191	189	193	189	191

CAPITAL
Equity to period-end assets	8.72%	8.55%	9.60%	7.75%	7.68%	7.75%	7.50%
Common tangible equity to assets	8.72%	8.55%	6.07%	6.13%	6.03%	6.13%	5.83%
Tier 1 leverage capital ratio - Bank	9.65%	9.24%	9.20%	9.11%	9.03%	9.11%	8.86%
Tier 1 risk-based capital ratio - Bank	11.66%	11.23%	11.25%	11.42%	11.05%	11.42%	11.19%
Total risk-based capital ratio - Bank	13.90%	13.21%	13.50%	13.67%	13.61%	13.67%	13.85%
Book value per common share	$ 12.04	11.72	11.48	12.13	11.75	12.13	11.26

ASSET QUALITY
Net loan charge-offs (recoveries)	$ (1,321)	1,694	(134)	76	927	2,579	5,731
Net charge-offs (recoveries) to average loans *	-1.15%	1.45%	-0.11%	0.06%	0.80%	0.56%	1.33%
Allowance for loan losses	$ 7,567	5,795	6,954	6,520	6,546	6,520	7,663
Allowance for loan losses to loans held invst.	1.62%	1.26%	1.49%	1.38%	1.39%	1.38%	1.73%
Nonperforming loans	$ 8,964	11,716	6,362	6,458	10,348	6,458	16,731
Performing restructured loans	$ 9,317	9,450	9,548	9,774	9,883	9,774	10,381
Other real estate owned	$ 5,073	5,352	5,116	5,610	5,587	5,610	2,329
Nonperforming loans to loans held for investment	1.92%	2.54%	1.36%	1.37%	2.20%	1.37%	3.77%
Nonperforming assets to total assets	2.04%	2.50%	1.62%	1.78%	2.40%	1.78%	2.88%

END OF PERIOD BALANCES
Total assets	$ 688,974	683,685	710,672	679,263	669,029	679,263	661,807
Total loans held for investment	$ 465,889	461,000	467,232	472,189	470,782	472,189	444,087
Total deposits	$ 596,489	592,719	609,417	594,898	586,940	594,898	579,097
Stockholders' equity	$ 60,098	58,460	68,238	52,655	51,352	52,655	49,604

AVERAGE BALANCES
Total assets	$ 684,917	699,101	682,777	675,159	669,168	664,812	671,529
Total earning assets	$ 633,304	654,317	638,368	629,331	623,761	620,996	627,492
Total loans held for investment	$ 459,538	465,914	472,073	475,106	466,268	462,870	432,471
Total non interest-bearing demand deposits	$ 119,074	118,577	110,318	104,241	96,248	94,618	82,343
Common stockholders' equity	$ 59,384	55,414	42,341	41,065	40,069	39,904	38,927

*annualized for all periods presented
**return on average common equity is computed using net income available to common stockholders
CONTACT: Carolina Bank Holdings, Inc.
         T. Allen Liles, EVP and CFO
         Telephone: 336-286-8746
         Email: a.liles@carolinabank.com